Exhibit 10.1

Janel World Trade, Ltd.

2013 Non-Qualified Stock Option Plan

1.	purpose.

The purpose of the Janel World Trade, Ltd. (the “Company”) 2013 Non-Qualified Stock Option Plan (the “Plan”) is to promote the financial interests of the Company, including its growth and performance, by encouraging directors, officers, employees of and consultants to the Company and its subsidiaries to acquire an ownership position in the Company, enhancing the ability of the Company and its subsidiaries to attract and retain employees of outstanding ability, and providing directors, employees and consultants with a way to acquire or increase their proprietary interest in the Company’s success.

2.	shares subject to the plan.

Subject to adjustment as provided in Section 13 hereof, up to 5,000,000 of shares of common stock, par value $0.001 per share, of the Company (the “Shares”) shall be available for the grant of options under the Plan. The Company shall reserve and keep available such number of Shares as will satisfy the requirements of all outstanding options granted under the Plan. Shares subject to an option that expires unexercised, that is forfeited, terminated or canceled, in whole or in part, shall thereafter again be available for grant under the Plan.

3.	administration.

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) or, if the Board does not create the Committee, by the Board which shall function as the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee.

Subject to the provisions of the Plan, the Committee shall (i) from time to time select directors, officers and employees of and consultants to the Company and its subsidiaries who will participate in the Plan (the “Participants”), (ii) determine the Shares subject to option, (iii) have the authority to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, (iv) determine the terms and provisions of any agreements entered into hereunder, and (v) make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

4.	eligibility.

All directors, officers and employees of the Company and its subsidiaries and, subject to the following sentence, consultants to the Company and its subsidiaries, all as determined by the Committee, are eligible to be Participants in the Plan. As used herein, an eligible Participant which is a “consultant” means any consultant or adviser to the Company and its subsidiaries if: (i) the consultant or adviser renders bona fide services to the Company or any subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any subsidiary of the Company to render such services.

5.	options; exercise price.

Options under the Plan will be non-qualified stock options. The Committee shall establish the option price at the time each stock option is granted.

6.	exercise of options.

Except as herein provided, options shall be exercisable for such period as specified by the Committee. In no event may options be exercisable more than 10 years after their date of grant. The option price of each Share as to which a stock option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of Shares owned by the Participant valued at fair market value as of the date of exercise and in such other consideration as the Committee deems appropriate, or by a combination of cash, Shares and such other consideration. To exercise the option, the optionee or his successor shall give written notice to the Company’s Chief Financial Officer at the Company’s principal office, setting forth the number of Shares being purchased and the date of exercise of the option, which date shall be at least five days after the giving of such notice unless otherwise agreed to by the Committee and the optionee. Such notice shall be accompanied by full payment of the option exercise price for Shares being purchased and a written statement that the Shares are purchased for investment and not with a view toward distribution. However, this statement shall not be required in the event the Shares subject to the option are registered with the Securities and Exchange Commission. If the option is exercised by the successor of the optionee, following his death, proof shall be submitted, satisfactory to the Committee, of the right of the successor to exercise the option. Shares issued pursuant to this Plan which have not been registered with the Securities and Exchange Commission shall be appropriately legended. No Shares shall be issued pursuant to the Plan until full payment for such Shares has been made. The optionee shall have no rights as a shareholder with respect to optioned Shares until the date of exercise of the option with respect to such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date of exercise, except as otherwise provided herein. The Company shall not be required to transfer or deliver any certificates for Shares purchased upon any exercise of any option until after compliance with all then applicable requirements of law. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

7.	option agreements.

The granting of an option shall take place only when a written Option Agreement substantially in the form of Exhibit A hereto is executed by the Company and the optionee and delivered to the optionee. All options under this Plan shall be evidenced by such written Option Agreement between the Company and the optionee. Such Option Agreement shall contain such further terms and conditions, not inconsistent with the foregoing, related to the grant or the time or times of exercise of options as the Committee shall prescribe.

8.	withholding.

The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to require prior to the issuance or delivery of any Shares or the payment of cash under the Plan, any taxes required by law to be withheld therefrom. The Committee, in its sole discretion, may permit a Participant to elect to satisfy such withholding obligation by having the Company retain the number of Shares the fair market value of which equals the mount required to be withheld.

9.	nontransferability.

No option shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution.

10.	no right to employment.

No person shall have any claim or right to be granted an option, and the grant of an option shall not be construed as giving a Participant the right to be retained in the employ or as a director of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

11.	termination of rights; death.

All unexercised or unexpired options granted or awarded under this Plan will terminate, be forfeited and will lapse immediately if such Participant’s employment or relationship with the Company and its subsidiaries is terminated by the Participant for any reason or by the Company due to fraud or other misconduct which is materially injurious to the Company, monetarily or otherwise. Upon any such termination which will cause forfeiture of any unexercised options, the Committee may permit the exercise of such options for a period not to exceed 90 days after the date of such termination. If a Participant’s employment or relationship with the Company is terminated by reason of his death, such Participant’s personal representatives, estate or heirs (as the case may be) may exercise, subject to any restrictions imposed by the Committee at the time of the grant, any option which was exercisable by the Participant as of the date of his death for a period of 180 days after the date of the Participant’s death unless extended by the Committee.

12.	registration.

If the Company shall be advised by its counsel that any Shares deliverable upon any exercise of an option are required to be registered under the Securities Act of 1933, or that the consent of any other authority is required for the issuance of such Shares, the Company may effect registration or obtain such consent, and delivery of Shares by the Company may be deferred until registration is effected or such consent is obtained.

13.	adjustment of and changes in shares.

In the event of any change in the outstanding Shares by reason of any Share dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of Shares or other corporate change, or any distributions to shareholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the exercise price, number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding options.

14.	amendment.

The Board of Directors may amend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary by law or regulation.

15.	effective date.

The Plan has been adopted by the Board of Directors of the Company and, upon approval of the Shareholders of the Company, shall be effective as of October 31, 2013. Unless extended or earlier terminated by the Board of Directors, the Plan shall continue in effect until, and shall terminate on, the tenth anniversary of the effective date of the Plan. Unless so extended, no additional options may be granted on or after the tenth anniversary of the effective date of the Plan.

Exhibit A

Janel World Trade, Ltd.

2013 Non-Qualified Stock Option Plan

Stock Option Agreement

THIS STOCK OPTION AGREEMENT is made this ___ day of _______, 201__, by and between Janel World Trade, Ltd., a Nevada corporation (the “Company”), and _____________________________ (the “Optionee”).

WHEREAS, the Board of Directors of the Company considers it desirable and in the Company’s interest that the Optionee be given an opportunity to purchase its shares of common stock, par value $.01 per share (the “Shares”), pursuant to the terms and conditions of the Company’s 2013 Non-Qualified Stock Option Plan (the “Plan”) to provide an incentive for the Optionee and to promote the interests of the Company.

NOW, THEREFORE, it is agreed as follows:

1. Incorporation of the Terms of the Plan. This Stock Option Agreement is subject to all of the terms and conditions of the Plan, and the terms of the Plan are hereby incorporated herein by reference and made a part hereof.

2. Grant of Option. The Company hereby grants to Optionee an option to purchase from the Company ________ Shares (“Option Shares”) at the exercise price per Share set forth below. Subject to earlier expiration or termination of the option granted hereunder, this option shall expire on the ___th anniversary of the date hereof.

3. Period of Exercise of Option. The Optionee shall be entitled to exercise the option granted hereunder to purchase Option Shares as follows:

Exercise Date	No. of Shares	Exercise Price per Share

in each case, together with the number of Option Shares which Optionee was theretofore entitled to purchase.

4. Additional Exercise Periods. In the event of the death of the Optionee, or if the Optionee’s employment or relationship with the Company or its subsidiaries is terminated for any reason, the option granted hereunder may be exercised as set forth in the Plan.

5. Method of Exercise. In order to exercise the options granted hereunder, Optionee must give written notice to the Chief Financial Officer of the Company at the Company’s principal place of business, accompanied by full payment of the exercise price for the Option Shares being purchased, in accordance with the terms and provisions of the Plan.

6. Manner of Payment. An Optionee may pay the option price for Shares purchased upon exercise of the option as set forth in the Plan.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

witness/attest:	JANEL WORLD TRADE, LTD.

By:

Optionee